Exhibit 99.1

                  National Beverage `Special' Dividend Update

     FORT LAUDERDALE, Fla.--(BUSINESS WIRE)--June 25, 2007--National Beverage Corp. (NASDAQ:FIZZ) confirmed that payment of a stock dividend of 20%, or the issue of an additional new share for each five shares held, was completed on Friday, June 22. This dividend was declared on May 25, 2007 for shareholders of record at the close of business on June 4, 2007. Shareholder accounts have been electronically credited with the appropriate number of additional shares.

     Additionally, on June 15, 2007, National Beverage's Board of Directors announced a special cash dividend of $.80 per share payable on or before August 17, 2007 to shareholders of record on July 20, 2007.

     National Beverage is highly innovative, making it unique as a pace-setter in the changing soft-drink industry. Its lineup of refreshment products consisting of - Energy Drinks and Fortified Powders, Vitamin Enhanced juices and waters, and new-to-come beverage supplements are geared toward the lifestyle/health-conscious consumer.

     Shasta(R) - Faygo(R) - Everfresh(R) and LaCroix(R) are aligned with Rip It(R) and FREEK(TM) energy products to make National Beverage...America's Flavor -- Favorite - soft-drink company.

     Fun, Flavor and Vitality...the National Beverage Way

     Note: This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings and the Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.


     CONTACT: National Beverage Corp., Fort Lauderdale
              Grace A. Keene, Office of the Chairman, 954-581-0922